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SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934
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STATE STREET CORPORATION

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PATRICK A. JORSTAD

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Editorial Contact: FOR IMMEDIATE RELEASE	Patrick Jorstad 6300 Stevenson Avenue, #413 Alexandria, VA 22304 703-370-5837 editor@shareholdersonline.org

State Street Shareholder Proposes New Special Meeting Date;

ALEXANDRIA, VIRGINIA, December 19, 2006 --- Patrick Jorstad, the State Street shareholder seeking to hold a Special Meeting of State Street's owners, notified the Corporation today that he is amending his demand letter, seeking to move the Proposed Special Meeting date to Friday, February 16, 2007.

Important Information: Patrick A. Jorstad plans to file a proxy or consent statement with the Securities and Exchange Commission relating to a solicitation of proxies or consents from the stockholders of State Street Corporation in connection with a Proposed Special Meeting of Stockholders, currently proposed to be held on Friday, February 16, 2007. State Street's annual meeting ordinarily takes place the third Wednesday of April each year. SECURITY HOLDERS ARE ADVISED TO READ THAT PROXY STATEMENT OR CONSENT STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. The proxy statement or consent statement, along with any other relevant documents that are filed, will be available for free at the SEC's website, www.sec.gov. Mr. Jorstad is the beneficial owner of approximately 331 shares of State Street's common stock, as of August 25, 2006. Permission to quote or attribute any third-party sources above was neither sought nor obtained.